Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter G. Leemputte, Chief Financial Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ending September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date: October 30, 2006	By:	/s/ PETER G. LEEMPUTTE
Peter G. Leemputte
Chief Financial Officer